UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 17, 2017 (January 11, 2017)

Date of Report (Date of earliest event reported)

TechnipFMC plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	333-213067	98-1283037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One St. Paul’s Churchyard

London, EC4M 8AP

United Kingdom

(Address of Principal Executive Offices)

+44 2034293950

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 16, 2017, pursuant to the Business Combination Agreement, dated as of June 14, 2016, as amended, providing for a business combination among FMC Technologies, Inc., a Delaware corporation (“FMCTI”), Technip S.A., a French société anonyme (“Technip”), and TechnipFMC plc (f/k/a FMC Technologies SIS Limited), a public limited company incorporated under the laws of England and Wales (the “Company”), (i) Technip merged with and into the Company (the “Technip Merger”), with the Company surviving the merger, and immediately thereafter, (ii) a wholly owned indirect subsidiary of the Company merged with and into FMCTI (the “FMCTI Merger” and, together with the Technip Merger, the “Transaction”), with FMCTI surviving as a wholly owned subsidiary of the Company.

Item 1.01	Entry into a Material Definitive Agreement

In connection with the Transaction, the Company entered into the following agreements:

Facility Agreement

On January 17, 2017, the Company acceded to a new $2.5 billion senior unsecured revolving credit facility agreement between FMCTI and Technip Eurocash SNC (together with FMCTI, the “Borrowers”) and JPMorgan Chase Bank, N.A. (“JPMorgan”) as agent and an arranger; SG Americas Securities LLC as an arranger; and the lenders party thereto (the “Facility Agreement”) as an additional borrower and an additional guarantor.

The Facility Agreement provides for the establishment of a multicurrency, revolving credit facility with a total commitment of $2.5 billion, which includes a $1.5 billion letter of credit subfacility and a $500.0 million swingline loan subfacility. Subject to certain conditions, the Borrowers may request the aggregate commitments under the Facility Agreement be increased to a maximum amount of $3.0 billion. Unless otherwise extended pursuant to the terms of the Facility Agreement, the credit facility expires on January 17, 2022.

Borrowings under the Facility Agreement bear interest at the following rates, plus an applicable margin, depending on currency:

•	U.S. dollar-denominated loans bear interest, at the Borrowers’ option, at a base rate or an adjusted rate linked to the London interbank offered rate (“Adjusted LIBOR”);

•	sterling-denominated loans bear interest at Adjusted LIBOR; and

•	euro-denominated loans bear interest at the Euro interbank offered rate (“EURIBOR”).

Depending on the credit rating of the Company, the applicable margin for revolving loans varies (i) in the case of Adjusted LIBOR and EURIBOR loans, from 0.820% to 1.300% and (ii) in the case of base rate loans, from 0.000% to 0.300%. The “base rate” is the highest of (a) the prime rate announced by JPMorgan, (b) the greater of the Federal Funds Rate and the Overnight Bank Funding Rate plus 0.5% or (c) one-month Adjusted LIBOR plus 1.0%.

The Facility Agreement contains usual and customary covenants, representations and warranties and events of default for credit facilities of this type, including financial covenants.

The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Indemnification Deeds

Effective January 11, 2017, and January 16, 2017, the Company entered into deeds of indemnity (the “Deeds of Indemnification”) with certain directors and executive officers of the Company. The Deeds of Indemnification provide indemnification to such directors and executive officers to the fullest extent permitted by the laws of

England and Wales and arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of such person’s powers, duties or responsibilities as a director or officer of the Company or any of its subsidiaries. Further, pursuant to the Deeds of Indemnification, the Company agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Deeds of Indemnification. The Deeds of Indemnification also provide procedures for requesting and obtaining indemnification and advancement of expenses.

The foregoing description of the Deeds of Indemnification does not purport to be complete and is qualified in its entirety by reference to the form of the Deed of Indemnification (Directors), the form of the Deed of Indemnification (Executive Officers) and the form of the Deed of Indemnification (Executive Directors), which are filed as Exhibits 10.2, 10.3 and 10.4 hereto, respectively, and incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Facility Agreement

The description of the Facility Agreement described above under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Facility Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Assumption of Technip Financial Obligations

Upon consummation of the Transaction, the Company assumed by operation of law all of the prior debts, liabilities, obligations and duties of Technip and such debts, liabilities, obligations and duties may be enforced against the Company to the same extent as if the Company had itself incurred or contracted all such debts, liabilities, obligations and duties. For more information concerning these debts, liabilities, obligations and duties, see the Company’s Registration Statement on Form S-4.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

KPMG LLP (“KPMG”) was the independent registered public accounting firm that audited the Company’s financial statements as of and for the period of December 9, 2015 (the date of the Company’s incorporation), to December 31, 2015, and as of and for the fiscal year ended December 31, 2016, for purposes of complying with the Company’s periodic reporting obligations in the United States. In connection with the consummation of the Transaction, on January 11, 2017, the Company’s board of directors approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accountants to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal period beginning January 1, 2017, and ending December 31, 2017. Accordingly, the Company’s board of directors dismissed KPMG as the independent registered public accountants of the Company upon completion by KPMG of their audit, in accordance with the standards of the Public Company Accounting Oversight Board (United States) applicable to the audited financial information of the Company included in the periodic report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2016.

During the period of December 9, 2015, to December 31, 2015, the fiscal year ended December 31, 2016, and the interim period from January 1, 2017, to January 13, 2017, there were no (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (ii) reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG as of and for the period of December 9, 2015, to December 31, 2015, and as of and for the fiscal year ended December 31, 2016, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided KPMG with a copy of the disclosures contained in this Item 4.01 and requested that KPMG furnish a letter addressed to the SEC stating whether it agrees with those disclosures. A copy of such letter, dated January 17, 2017, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of a New Independent Registered Public Accounting Firm

On January 11, 2017, the Company’s board of directors determined that PwC will serve as the independent registered public accounting firm for the Company for the fiscal period beginning January 1, 2017, and ending December 31, 2017. During the period of December 9, 2015, to December 31, 2015, and the fiscal year ended December 31, 2016, for purposes of complying with the Company’s periodic reporting obligations in the United States the Company did not consult with PwC in regard to the Company’s financial statements, which were audited by KPMG, with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. Additionally, during the period of December 9, 2015, to December 31, 2015, and the fiscal year ended December 31, 2016, for purposes of complying with the Company’s periodic reporting obligations in the United States no written report or oral advice was provided to the Company by PwC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 8.01	Other Events

Share Repurchase Program

On January 11, 2017, the Company approved two forms of contracts to enable it to undertake share repurchases of the ordinary shares of nominal value $1.00 each in the Company’s share capital (the “Ordinary Shares”) on the New York Stock Exchange (the “NYSE”) and the regulated market of Euronext Paris (“Euronext Paris”) following closing of the Transaction. The approval of the forms of contract are not an approval of the amount or timing of any repurchase activity, which specifically remains subject to further board consideration and approval. Any purchases of the Company Ordinary Shares under the contracts and related share repurchase program will be carried out on the NYSE and/or Euronext Paris. Repurchased Company Ordinary Shares will be cancelled.

Re-registration

On January 11, 2017, the Company re-registered as a public limited company incorporated under the laws of England and Wales.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The information set forth in the Exhibit Index following the signature page hereto is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

	By:	/s/ Dianne B. Ralston
Dated: January 17, 2017		Name:	Dianne B. Ralston
		Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	$2,500,000,000 Facility Agreement, dated as of January 12, 2017, by and among FMC Technologies, Inc. and Technip Eurocash SNC, as borrowers; JPMorgan Chase Bank, N.A., as agent and an arranger; SG Americas Securities LLC as an arranger; and the other lenders party thereto.

10.2	Form of Deed of Indemnification (Directors)

10.3	Form of Deed of Indemnification (Executive Officers)

10.4	Form of Deed of Indemnification (Executive Directors)

16.1	Letter from KPMG LLP to the U.S. Securities and Exchange Commission dated January 17, 2017